Exhibit 99.1

UNITED FINANCIAL, INC.

1128 South Main Street

Graham, North Carolina 27253-3338

Dear Shareholders of United Financial, Inc.:

We are enclosing supplemental information regarding our proposed merger with FNB Corp., Asheboro, North Carolina which is to be voted upon at our upcoming Annual Meeting of Shareholders on Tuesday, September 27, 2005 at our Alamance Bank offices in Graham. FNB Corp. announced on September 19, 2005 that it had entered into a definitive agreement to acquire Integrity Financial Corporation, Hickory, North Carolina which is the bank holding company for First Gaston Bank of North Carolina, Gastonia, and Catawba Valley Bank, Hickory. Catawba Valley Bank acquired Northwestern National Bank, Wilkesboro in 2002 and operates its offices in those markets as “Northwestern Bank.” As of June 30, 2005, Integrity Financial had total assets of $668 million, total deposits of $545 million and total shareholders’ equity of $66 million and operated 18 banking offices in the western and northwestern markets of North Carolina. FNB will be acquiring Integrity Financial for a combination of cash and stock. This transaction is expected to close during the first half of 2006 and will result in FNB becoming a bank holding company with approximately $1.8 billion in assets, $1.3 billion in deposits and $201 million in shareholders’ equity and operating more than 40 banking offices throughout the Piedmont and western portions of North Carolina.

FNB has filed additional information with the Securities and Exchange Commission regarding this proposed transaction and has incorporated that information by reference into the proxy statement/prospectus previously mailed to you. We include that information with this letter as a courtesy. Included are pro forma financial statements showing the resulting effect on FNB should it complete the mergers with both United Financial and Integrity Financial. Also included are the most recent financial statements of Integrity Financial as filed with the Securities and Exchange Commission.

We remind you that any proxy card that you have sent to us for use at our Annual Meeting of Shareholders may be revoked by sending in a later dated proxy card or by attending our Annual Meeting and voting in person.

Should you have any questions regarding this matter, please do not hesitate to call.

Very truly yours,

William M. Griffith President and Chief Executive Officer

You should read all documents filed, or to be filed, with the Securities and Exchange Commission relating to our proposed merger with FNB Corp. These documents contain important information for your consideration. Reports, proxy statements and other information filed with the Commission by FNB Corp. or United Financial, Inc. can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549 or accessed at no cost through the Commission’s website (http://www.sec.gov). You may also obtain copies of any documents relating to the proposed merger of United Financial, Inc. with FNB Corp. by contacting William E. Swing, Jr., Secretary, United Financial, Inc., 1128 South Main Street, Graham, NC 27253, (336) 226-1223.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of FNB Corp. and subsidiaries (“FNB”), United Financial, Inc. and subsidiary (“United”) and Integrity Financial Corporation and subsidiaries (“Integrity”) and has been prepared to illustrate the effects of the FNB acquisition of United announced on May 10, 2005 and of the FNB acquisition of Integrity announced on September 19, 2005. The unaudited pro forma condensed combined balance sheet as of June 30, 2005 and the unaudited pro forma condensed combined statements of income for the six months ended June 30, 2005 and for the year ended December 31, 2004 give effect to these merger transactions, accounted for under the purchase method of accounting.

The unaudited pro forma condensed combined income statement for the six months ended June 30, 2005 has been derived from the unaudited interim financial statements for FNB, United and Integrity. The unaudited pro forma condensed combined income statement for the year ended December 31, 2004 is based on the audited financial statements of FNB, United and Integrity. These unaudited pro forma condensed combined income statements give effect to the transaction as if it had been consummated at the beginning of the earliest period presented, or January 1, 2004. The unaudited pro forma condensed combined financial statements do not give effect to the anticipated cost savings or revenue enhancements in connection with the transaction.

The unaudited pro forma condensed combined financial statements should be considered together with the historical financial statements of FNB, United and Integrity, including the respective notes to those statements. The pro forma information does not necessarily indicate the combined financial position or the results of operations in the future or the combined financial position or the results of operations that would have been realized had the merger transactions been consummated during the periods or as of the dates for which the pro forma information is presented.

For the merger of FNB and United, the unaudited pro forma condensed combined balance sheet information is based on agreement terms that provide for 65% of the United shares of common stock to be exchanged for FNB shares of common stock with an effective exchange ratio of 0.6828 shares of FNB common stock for each share of United common stock and for the remaining 35% of United shares to be exchanged for cash at the rate $14.25 per share.

For the merger of FNB and Integrity, the unaudited pro forma condensed combined balance sheet information is based on agreement terms that provide for the exchange of each share of Integrity common stock for 0.8743 shares of FNB common stock and a cash payment of $5.20. The exchange ratio of 0.8743 reflects that 78% of Integrity’s shares are being exchanged for FNB shares with the remaining 22% of Integrity’s shares being exchanged for cash.

FNB CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2005

	FNB Corp. and Subsidiaries	United Financial, Inc.	Pro Forma Adjustments		Pro Forma Combined	Integrity Financial Corporation	Pro Forma Adjustments		Pro Forma Combined
	(in thousands)
Assets
Cash and due from banks	$19,433	$1,601	$—		$21,034	$9,206	$—		$30,240
Interest-bearing bank accounts	862	2,013	—		2,875	17,719	—		20,594
Federal funds sold	880	1,555	—		2,435	—	—		2,435
Investment securities:
Available for sale	76,559	36,886	—		113,445	91,174	—		204,619
Held to maturity	48,385	—	—		48,385	4,043	166	(B)	52,594
Loans:
Loans held for sale	27,814	686	—		28,500	5,584	—		34,084
Loans held for investment	675,073	99,881	1,034	(B)	775,988	492,878	(2,035	)(B)	1,266,831
Less allowance for loan losses	(7,732)	(1,696)	—		(9,428)	(8,099)	—		(17,527)

Net Loans	695,155	98,871	1,034		795,060	490,363	(2,035)		1,283,388
Premises and equipment, net	18,795	4,982	963	(B)	24,740	19,508	—	(B)	44,248
Goodwill	16,359	—	12,011	(B)	28,370	17,238	(17,238	)(D)	111,151
							82,781	(C)
Core deposit Intangible	77	—	506	(B)	583	1,998	(1,998	)(D)	6,799
							6,216	(B)
Other assets	28,097	4,225	(219	)(A,B)	32,103	17,049	(264	)(A,B)	48,888

Total assets	$904,602	$150,133	$14,295		$1,069,030	$668,298	$67,628		$1,804,956

Liabilities and Shareholders’ Equity
Deposits:
Noninterest-bearing demand	$84,055	10,503	$—		$94,558	$49,378	$—		$143,936
Interest-bearing:
Demand, savings and money market	218,795	18,521	—		237,316	199,264	—		436,580
Time deposits	386,809	83,346	(555	)(B)	469,600	295,952	170	(B)	765,722

Total deposits	689,659	112,370	(555)		801,474	544,594	170		1,346,238
Retail repurchase agreements	17,101	59	—		17,160	3,653	—		20,813
Federal Home Loan Bank advances	68,010	23,000	(215	)(B)	90,795	40,575	(97	)(B)	131,273
Federal funds purchased	—	—	—		—	1,500	—		1,500
Other borrowed funds	36,502	2,500	8,182	(A)	47,184	10,310	27,209	(A)	84,703
Other liabilities	8,361	1,258	3,540	(A)	13,159	1,677	4,420	(A)	19,256

Total liabilities	819,633	139,187	10,952		969,772	602,309	31,702		1,603,783

Shareholders’ equity
Common stock	14,044	1,641	179	(A)	15,864	5,233	6,206	(A)	27,303
Surplus	10,590	9,478	2,991	(A)	23,059	56,327	34,149	(A)	113,535
Retained earnings	59,279	78	(78	)(A)	59,279	4,812	(4,812	)(A)	59,279
Accumulated other
comprehensive income (loss)	1,056	(251)	251	(A)	1,056	(383)	383	(A)	1,056

Total shareholders’ equity	84,969	10,946	3,343		99,258	65,989	35,926		201,173

Total liabilities and shareholders’ equity	$904,602	150,133	$14,295		$1,069,030	$668,298	$67,628		$1,804,956

FNB CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Six Months Ended June 30, 2005

	FNB Corp. and Subsidiaries	United Financial, Inc.	Pro Forma Adjustments		Pro Forma Combined	Integrity Financial Corporation	Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except share and per share data)
Interest income	$24,496	$4,100	$(103	)(E)	$28,525	$18,661	$203	(E)	$47,427
			32	(F)			38	(F)
Interest expense	8,492	1,788	79	(G)	10,604	7,232	(34	)(G)	18,512
			36	(H)			16	(H)
			209	(I)			694	(I)

Net interest income	16,004	2,312	(395)		17,921	11,429	(435)		28,915
Provision for loan losses	1,234	90	—		1,324	32	—		1,356

Net interest income after provision for loan losses	14,770	2,222	(395)		16,597	11,397	(435)		27,559

Noninterest income	7,122	496	—		7,618	2,311	—		9,929
Noninterest expense	15,159	2,241	13	(J)	17,454	8,871	—	(J)	26,675
			41	(K)			509	(K)
			—				(159	)(L)

Income before income taxes	6,733	477	(449)		6,761	4,837	(785)		10,813

Income taxes	2,155	22	(173	)(M)	2,004	1,680	(303	)(M)	3,381

Net income	$4,578	$455	$(276)		$4,757	$3,157	$(482)		$7,432

Net income per common share:
Basic	$0.82	$0.28			$0.75	$0.61			$0.68
Diluted	$0.80	$0.27			$0.73	$0.59			$0.66

Weighted average number of shares outstanding:
Basic	5,607,481	1,640,565	(912,450)		6,335,596	5,183,846	(608,488)		10,910,954
Diluted	5,752,022	1,676,688	(923,909)		6,504,801	5,340,905	(628,215)		11,217,491

FNB CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Twelve Months Ended December 31, 2004

	FNB Corp. and Subsidiaries	United Financial, Inc.	Pro Forma Adjustments		Pro Forma Combined	Integrity Financial Corporation	Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except share and per share data)
Interest income	$40,436	$7,308	$(207	)(E)	$47,600	$32,917	$407	(E)	$81,001
			63	(F)			77	(F)
Interest expense	12,402	2,969	476	(G)	16,336	12,288	(136	)(G)	29,908
			72	(H)			32	(H)
			417	(I)			1,388	(I)

Net interest income	28,034	4,339	(1,109)		31,264	20,629	(800)		51,093
Provision for loan losses	4,030	574	—		4,604	6,458	—		11,062

Net interest income after provision for loan losses	24,004	3,765	(1,109)		26,660	14,171	(800)		40,031
Noninterest income	13,673	1,091	—		14,764	5,275	—		20,039
Noninterest expense	28,755	4,629	26	(J)	33,502	17,763	—	(J)	52,076
			92	(K)			1,130	(K)
			—				(319	)(L)

Income before income taxes	8,922	227	(1,227)		7,922	1,683	(1,611)		7,994
Income taxes	2,324	—	(473	)(M)	1,851	169	(621	)(M)	1,399

Net income	$6,598	$227	$(754)		$6,071	$1,514	$(990)		$6,595

Net income per common share:
Basic	$1.17	$0.14			$0.95	$0.30			$0.61
Diluted	$1.13	$0.14			$0.93	$0.29			$0.59
Weighted average number of shares outstanding:
Basic	5,663,173	1,640,565	(912,450)		6,391,288	5,085,486	(599,808)		10,876,966
Diluted	5,822,047	1,654,266	(916,796)		6,559,517	5,299,245	(626,656)		11,232,106

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

Note 1 – Basis of Presentation and Acquisitions

As announced on May 10, 2005, FNB Corp. and United Financial, Inc. have entered into a definitive merger agreement with terms that provide for 65% of the United shares of common stock to be exchanged for FNB shares of common stock with an effective exchange ratio of 0.6828 shares of FNB common stock for each share of United common stock and for the remaining 35% of United shares to be exchanged for cash at the rate $14.25 per share. Based on an average FNB share price of $19.62 computed for a five-day period that included the announcement date, the estimated value of the total stock consideration is $14,289,000 at June 30, 2005, while the total cash payment is estimated to be $8,182,000. Outstanding United stock options are to be cashed out at the effective date of the merger at the rate of $14.25 per share, resulting in an estimated value of this consideration, net of tax, of $793,000 at June 30, 2005.

As announced on September 19, 2005, FNB Corp. and Integrity Financial Corporation have entered into a definitive merger agreement with terms that provide for the exchange of each share of Integrity common stock for 0.8743 shares of FNB common stock and a cash payment of $5.20. The exchange ratio of 0.8743 reflects that 78% of Integrity’s shares are being exchanged for FNB shares with the remaining 22% of Integrity’s shares being exchanged for cash. Based on an average FNB share price of $21.10 computed for a recent five-day period prior to the announcement date, the estimated value of the total stock consideration is $96,541,000 at June 30, 2005, while the total cash payment is estimated to be $27,209,000. Outstanding Integrity stock options, which will be assumed in the merger by FNB, have an estimated fair value at June 30, 2005 of $5,374,000.

The unaudited pro forma condensed combined financial information gives effect to the two acquisitions under the purchase method of accounting, and the unaudited condensed combined balance sheet assumes the transaction occurred on June 30, 2005, reflecting the purchase consideration noted above.

Described below is the pro forma estimate of the total purchase price of the transactions as well as adjustments to allocate the purchase price based on preliminary estimates of fair values of the assets and liabilities of United and Integrity (in thousands).

	United	Integrity
Estimated fair value of shares to be issued	$14,289	$96,541
Cash to be paid to shareholders	8,182	27,209
Fair value of stock options	1,291	5,374
Estimated transaction costs	2,249	4,420

Total purchase price	26,011	133,544

Net assets based on carrying amounts at June 30, 2005	10,946	65,989
Less: Elimination of prior goodwill	—	(17,238)
Less: Elimination of prior core deposit intangible	—	(1,998)
Increase (decrease) in net assets to reflect estimated fair value adjustments under the purchase method of accounting:
Held-to maturity investment securities	—	166
Loans held for investment	1,034	(2,035)
Premises and equipment	963	—
Other assets	(219)	(264)
Deposits	555	(170)
Federal Home Loan Bank advances	215	97

Fair value of net assets acquired	13,494	44,547

Total purchase price in excess of fair value of net assets acquired	12,517	88,997
Identifiable intangible assets:
Core deposit	(506)	(6,216)

Goodwill	$12,011	$82,781

Except as discussed in Note 2, there are no adjustments to other asset or liability groups, and the book values approximate fair values.

The effects of the transaction, as reflected in the unaudited pro forma condensed combined financial data, will be accounted for by FNB Corp. under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,” and Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”). In accordance with SFAS No. 142, intangible assets other than goodwill must be amortized over their estimated useful lives. Goodwill will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge to earnings will be made.

Note 2 – Purchase Accounting and Pro Forma Acquisition Adjustments

(A)	For the United merger, reflects the issuance of 728,115 shares of FNB common stock at the value described in Note 1 above, the elimination of the existing equity accounts of United, plus other items associated with the transaction, including cash consideration of $8,182,000, the fair value of stock options of $1,291,000 and estimated transaction costs of $2,249,000.

For the Integrity merger, reflects the issuance of 4,575,358 shares of FNB common stock at the value described in Note 1 above, the elimination of the existing equity accounts of Integrity plus other items associated with the transaction, including cash consideration of $27,209,000, the fair value of stock options of $5,374,000 and estimated transaction costs of $4,420,000.

(B)	Represents the recording of fair value adjustments relating to the assets and liabilities of United and Integrity.

(C)	Represents an adjustment to record the estimated goodwill related to the transaction.

(D)	Represents adjustments to eliminate core deposit intangible and goodwill recorded in the historical financial statements of Integrity.

(E)	Represents the adjustment to record the amortization of the fair value adjustment on acquired loans over their expected average life of five years.

(F)	Represents the adjustment to record the amortization of the fair value adjustment on acquired securities over their expected average life of six years.

(G)	Represents the adjustment to record the amortization of the fair value adjustment on acquired time deposits over their expected average life of 14 months for United and 15 months for Integrity.

(H)	Represents the adjustment to record the amortization of the fair value adjustment on acquired Federal Home Loan Bank advances over their expected average life of three years.

(I)	Represents interest expense related to borrowings to finance the payment of cash consideration to United and Integrity shareholders.

(J)	Represents the adjustment to record the amortization of the fair value adjustment on acquired premises over their expected useful life of 25 years.

(K)	Represents the adjustment to record the amortization of the fair value adjustment on acquired core deposits on the sum-of-the-years-digits basis over their expected average life of 10 years.

(L)	Represents reversal of amortization of core deposit intangible recorded in the historical financial statements of Integrity.

(M)	Represents estimated tax savings on transaction adjustments at a combined rate of 38.55%.

Integrity Financial Corporation and Subsidiaries

Consolidated Balance Sheets

	June 30, 2005 (Unaudited)	December 31, 2004*
ASSETS
Cash and due from banks	$9,206,330	$10,592,677
Interest-earning deposits in banks	17,719,173	8,744,304
Investment securities available for sale	88,023,998	86,852,913
Investment securities held to maturity (fair value of $4,209,610 and $4,272,984 at 2005 and 2004, respectively)	4,043,333	4,091,077

Loans	495,277,867	500,680,897
Less allowance for loan losses	(8,099,563)	(10,416,195)

Net loans	487,178,304	490,264,702
Factored accounts receivable	3,184,270	2,875,583
Stock in the Federal Home Loan Bank, at cost	3,149,900	3,372,100
Foreclosed real estate	2,039,746	1,999,839
Bank premises and equipment	19,507,994	20,160,839
Bank owned life insurance	9,758,645	9,600,060
Goodwill	17,237,789	17,237,789
Other intangible assets	1,997,955	2,157,545
Other assets	5,250,240	6,354,400

Total assets	$668,297,677	$664,303,828

Liabilities and Stockholders’ Equity
Deposits:
Non-interest-bearing demand	$49,377,975	$45,819,222
Money market and NOW accounts	186,461,367	179,176,171
Savings	12,802,420	12,352,454
Time, $100,000 and over	138,500,177	150,724,061
Other time	157,452,056	150,157,448

Total deposits	544,593,995	538,229,356
Short term borrowings	27,153,045	32,451,860
Long term debt	28,885,363	28,897,315
Accrued expenses and other liabilities	1,676,023	1,972,021

Total liabilities	602,308,426	601,550,552

Stockholders’ equity:
Preferred stock, no par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $1 par value, 9,000,000 shares authorized; 4,757,246 and 4,663,643 shares issued and outstanding in 2005 and 2004, respectively	4,757,246	4,663,643
Additional paid-capital	56,802,767	56,045,249
Retained earnings	4,811,775	2,034,003
Accumulated other comprehensive income (loss)	(382,537)	10,381

Total stockholders’ equity	65,989,251	62,753,276

Total liabilities and stockholders’ equity	$668,297,677	$664,303,828

*	Derived from audited consolidated financial statements

Integrity Financial Corporation

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Interest and dividend income
Loans, including fees	$8,522,664	$6,737,827	$16,710,733	$13,521,877
Investment securities - taxable	708,888	712,095	1,411,517	1,441,774
Investment securities - nontaxable	141,619	134,512	293,437	278,709
Other interest and dividends	128,154	43,299	244,931	80,268

Total interest and dividend income	9,501,325	7,627,733	18,660,618	15,322,628

Interest expense
Time deposits, $100,000 and over	1,062,980	761,435	1,977,619	1,567,279
Other deposits	1,963,888	1,512,862	3,786,945	3,055,528
Short term borrowings	200,376	123,308	397,040	366,518
Long term debt	541,511	423,049	1,070,273	702,430

Total interest expense	3,768,755	2,820,654	7,231,877	5,691,755

Net interest income	5,732,570	4,807,079	11,428,741	9,630,873
Provision for loan losses	32,000	331,000	32,000	636,000

Net interest income after provision for loan losses	5,700,570	4,476,079	11,396,741	8,994,873

Non-interest income
Service charges on deposit accounts	677,710	596,646	1,266,626	1,191,608
Factoring operations	101,054	114,892	209,666	251,042
Mortgage operations	231,221	271,619	352,719	546,247
Securities commissions	152,357	246,913	242,398	440,453
Gain (loss) on sale of investment securities	(16,319)	(17,544)	(26,520)	117,134
Other	147,172	184,916	266,338	259,566

Total non-interest income	1,293,195	1,397,442	2,311,227	2,806,050

Non-interest expenses
Compensation and employee benefits	2,675,992	2,104,899	4,887,299	4,474,302
Occupancy and equipment	758,257	731,030	1,512,881	1,528,026
Professional fees	156,547	104,601	394,615	173,252
Printing and supplies	83,558	44,686	167,284	171,636
Advertising and business promotion	65,844	107,794	126,897	196,041
Other	965,216	880,304	1,782,307	1,735,400

Total non-interest expenses	4,705,414	3,973,314	8,871,283	8,278,657

Income before taxes	2,288,351	1,900,207	4,836,685	3,522,266
Income taxes	806,374	574,244	1,679,661	1,077,852

Net income	$1,481,977	$1,325,963	$3,157,024	$2,444,414

Net income per common share
Basic	$0.28	$0.26	$0.61	$0.48

Diluted	$0.27	$0.26	$0.59	$0.47

Dividends declared per common share	$0.08	$0.08	$0.08	$0.08

Integrity Financial Corporation

Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2005	2004
Cash flows from operating activities
Net income	$3,157,024	$2,444,414
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion, net	856,787	994,968
Amortization of intangibles	159,590	159,589
Provision for loan losses	32,000	636,000
Deferred compensation	48,034	22,611
Increase in cash surrender value of life insurance	(158,585)	(250,359)
Loss (gain) on sales of investment securities	26,520	(117,133)
Net gains on sales of loans	—	(16,254)
Proceeds from sales of loans	—	492,659
Net losses on sales of fixed assets	132,790	—
Net losses on sales of other real estate owned	13,086	112,147
Change in assets and liabilities:
Net decrease (increase) in other assets	1,354,157	(57,311)
Net (decrease) increase in other liabilities	(344,032)	896,376

Net cash provided by operating activities	5,277,371	5,317,707

Cash flows from investing activities
Purchase of investment securities available for sale	(14,892,648)	(30,001,481)
Redemption (purchases) of Federal Home Loan Bank stock	222,200	(499,200)
Proceeds from sales, maturities and calls of investment securities	12,956,622	30,972,337
Decrease (increase) in loans	2,563,363	(22,048,141)
(Increase) decrease in factored accounts receivable	(308,687)	231,128
Purchases of premises and equipment	(232,616)	(924,220)
Proceeds from sale of fixed assets	132,943	—
Proceeds from sale of foreclosed real estate	344,233	512,853
Purchase of bank owned life insurance	—	(47,831)

Net cash used in investing activities	785,410	(21,804,555)

Cash flows from financing activities
Net increase in noninterest-bearing deposits	3,558,753	4,551,139
Net increase in interest-bearing deposits	2,805,886	17,051,463
Net increase in securities sold under agreements to repurchase	701,185	761,431
Increase (decrease) in federal funds purchased	500,000	(11,500,000)
(Decrease) increase in Federal Home Loan Bank advances	(6,511,952)	12,989,069
Payment of cash dividend	(379,252)	(370,629)
Purchase of treasury stock	—	(810,045)
Proceeds from issuance of common stock	851,121	689,512

Net cash provided by financing activities	1,525,741	23,361,940

Net increase cash and cash equivalents	7,588,522	6,875,092

Cash and cash equivalents, beginning of period	19,336,981	16,328,118

Cash and cash equivalents, end of period	$26,925,503	$23,203,210

Integrity Financial Corporation

Notes to Consolidated Financial Statements (Unaudited)

NOTE A - BASIS OF PRESENTATION

In management’s opinion, the financial information, which is unaudited, reflects all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial information as of June 30, 2005 and for the three and six month periods ended June 30, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America. The accompanying consolidated financial statements include the accounts of Integrity Financial Corporation and its wholly-owned subsidiaries: Catawba Valley Bank, First Gaston Bank of North Carolina, Integrity Securities, Inc., and Community Mortgage Corporation, collectively referred to as the “Company”. All significant intercompany transactions and balances have been eliminated. Operating results for the six month period ended June 30, 2005 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2005.

The organization and business of the Company, accounting policies followed by the Company and other information are contained in the notes to the consolidated financial statements filed as part of the Company’s 2004 annual report on Form 10-K as amended. This quarterly report should be read in conjunction with such annual report.

NOTE B - NET INCOME PER SHARE

Basic and diluted net income per common share is computed based on the weighted average number of shares outstanding during each period after retroactively adjusting for stock dividends. Diluted net income per common share reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the net income of the Company.

Basic and diluted net income per common share has been computed based upon net income as presented in the accompanying consolidated statements of operations divided by the weighted average number of common shares outstanding or assumed to be outstanding as summarized below:

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Weighted average number of common shares used in computing basic net income per share	5,216,147	5,070,459	5,183,846	5,060,134

Effect of dilutive stock options	162,286	121,650	157,059	145,504

Weighted average number of common shares and dilutive potential common shares used in computing diluted net income per share	5,378,433	5,192,109	5,340,905	5,205,638

There were no antidilutive options outstanding during the three and six month periods ended June 30, 2005. However, there were 11,997 antidilutive options outstanding during the three and six month periods ended June 30, 2004.

On July 20, 2005, the Board of Directors of the Company declared a 10% stock dividend, payable on August 22, 2005 for shareholders of record on August 8, 2005.

NOTE C - COMPREHENSIVE INCOME

For the three months ended June 30, 2005 and 2004, total comprehensive income (loss), consisting of net income and unrealized gains and losses on available for sale securities, net of taxes, was $1,735,437 and ($724,997), respectively.

For the six months ended June 30, 2005 and 2004, total comprehensive income, consisting of net income and unrealized gains and losses on available for sale securities, net of taxes, was $2,764,106 and $723,616 respectively.

NOTE D - STOCK COMPENSATION PLANS

Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Company’s stock option plans have no intrinsic value at the grant date and, under APB Opinion No. 25, no compensation cost is recognized for them. The Company has elected to continue with the accounting methodology in APB Opinion No. 25. Presented below are the pro forma disclosures of net income and earnings per share and other disclosures as if the fair value based method of accounting had been applied.

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Net income as reported	$1,481,977	$1,325,963	$3,157,024	$2,444,414
Deduct: Total stock-based employee compensation expense determined under fair value method for all awards, net of related tax effects	(14,889)	(9,242)	(29,962)	(15,642)

Net income pro forma	$1,467,088	$1,316,721	$3,127,062	$2,428,772

Basic net income per common share:
As reported	$0.28	$0.26	$0.61	$0.48
Pro forma	0.28	0.26	0.60	0.48
Diluted net income per common share:
As reported	0.27	0.26	0.59	0.47
Pro forma	0.27	0.25	0.59	0.47

NOTE E – MEMORANDUM OF UNDERSTANDING

On July 28, 2005, the Board of Directors of Catawba Valley Bank entered into a Memorandum of Understanding with the FDIC and the North Carolina Commissioner of Banks as a result of the joint examination by the FDIC and the North Carolina Commissioner’s Office as of January 18, 2005. The Memorandum of Understanding sets forth certain actions required to be taken by management of Catawba to rectify unsatisfactory conditions identified by the federal and state banking regulators. The primary issues to be addressed by management relate to Catawba’s lending function, including conducting extensive loan risk rating reviews; addressing problem loans and enhancing the credit administration department; developing specific plans and proposals for classified credit relationships; improving loan documentation, policies and procedures; correcting all known violations of laws, rules and regulations; and developing capital and strategic plans for Catawba.

The Board of Directors of Catawba believes that implementation of the provisions of the Memorandum of Understanding will be beneficial to Catawba’s future operations and has agreed with the regulators to cause management to move in good faith for a complete and timely response to the elements of the Memorandum.

NOTE F – ALLOWANCE FOR LOAN LOSSES

A summary of the activity in the allowance for loan losses for the quarters ending:

	June 30, 2005	December 31, 2004	June 30, 2004
Balance, beginning of the quarter	$8,145,255	$10,537,332	$6,098,258
Provision for loan losses	32,000	1,337,000	331,000
Loans charged off	(728,335)	(1,496,104)	(304,907)
Recoveries of loans charged off	650,643	37,967	137,293

Balance, end of quarter	$8,099,563	$10,416,195	$6,261,644

Nonperforming loans to period-end loans	0.81%	0.85%	1.12%
Allowance for loan losses to period-end loans	1.64%	2.08%	1.29%
Nonperforming assets to total assets	1.22%	1.29%	1.44%

NOTE G - GUARANTEES

The Company has issued guarantees under standby letters of credit, which require the Company to fund the guarantee in part or in entirety, in the event the customer fails to perform under an obligating agreement. These standby letters of credit typically have terms ranging from 4 to 156 months.

The maximum amount of the Company’s guarantees under these standby letters of credit are as follows (in thousands):

	June 30, 2005	December 31, 2004
Undisbursed standby letters of credit	$1,408	$950

NOTE H - RECENT ACCOUNTING PRONOUNCEMENTS

In April 2005, the US Securities and Exchange Commission adopted an amendment to Regulation S-X that delayed the effective date of Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment to the first fiscal period of fiscal years beginning after June 15, 2005. The Company intends to adopt the provisions of SFAS No. 123(R) in the first quarter of 2006. If we had included the cost of employee stock option compensation in our consolidated financial statements, our net income for the quarters ended June 30, 2005 and 2004 would have decreased by approximately $59,558 and $15,642, respectively. Accordingly, the adoption of SFAS No. 123(R) is expected not to have a material effect on our consolidated financial statements.

NOTE I – SUBSEQUENT EVENTS

Subsequent to June 30, one of our foreclosed properties became damaged from heavy rains brought on by the remnants of Hurricane Cindy on July 7, 2005. Due to a drainage problem, a large sink hole opened on the property which also caused damage to the building. This property is currently recorded at $900,000 on First Gaston’s balance sheet in other real estate owned. Management has obtained estimates to fix the property and to prevent any further damage to surrounding property that range from $1.2 million to $2.4 million. Some or all of this expense may be recovered through insurance and/or outstanding law suits where we have been assigned the settlement. Management is still in the process of gathering information in order to determine the financial impact.

The Company, through one of its subsidiary banks, had an option to purchase a piece of property in Corneilus, North Carolina. This property was being purchased for future branch expansion. During July 2005, the Company decided to pass on this option. There is approximately $26,000 of non-refundable capitalized expenses included in fixed assets related to this property which will be written off in the third quarter.

NOTE J – LEGAL PROCEEDINGS

The nature of the business of Integrity’s banking and other subsidiaries ordinarily results in a certain amount of litigation. The subsidiaries of Integrity are involved in various legal proceedings, all of which are considered incidental to the normal conduct of business. Management believes that the liabilities, if any, arising from these proceedings will not have a materially adverse effect on the consolidated financial position or consolidated results of operations of Integrity Financial Corporation.

MANAGEMENT’S ANNUAL REPORT

ON INTERNAL CONTROL OVER FINANCIAL REPORTING

The Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. The Company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external reporting purposes in accordance with U.S. generally accepted accounting principles. Management has made a comprehensive review, evaluation and assessment of the Company’s internal control over financial reporting as of December 31, 2004. In making its assessment of internal control over financial reporting, management used the criteria issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control — Integrated Framework. In accordance with Section 404 of the Sarbanes-Oxley Act of 2002, Management makes the following assertions:

•	Management has implemented a process to monitor and assess both the design and operating effectiveness of internal control over financial reporting.

•	Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. As of December 31, 2004, the Company did not maintain effective internal control over the valuation of the allowance for loan losses and the related provision. This control deficiency resulted in material adjustments to the Company’s allowance for loan losses as of September 30, 2004 and December 31, 2004 in November 2004 and February 2005, respectively. Additionally, this control deficiency results in a more than remote likelihood that a material misstatement to the annual or interim Consolidated Financial Statements will not be prevented or detected. Accordingly, management has determined that this condition constitutes a material weakness. Because of this material weakness, we have concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 based on the criteria in the Internal Control – Integrated Framework.

Management’s assessment of the effectiveness of the Company’s Internal Control over Financial Reporting as of December 31, 2004 has been audited by Dixon Hughes PLLC, an independent registered public accounting firm, as stated in their report (which expressed an unqualified opinion on management’s assessment and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004).

CHANGES IN INTERNAL CONTROL OVER FINANCIAL REPORTING

Management of the Company evaluated, with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, changes in the Company’s internal controls over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) of the Exchange Act) during the fourth quarter of 2004. In connection with such evaluation, the Company has determined that there have been changes in internal control over financial reporting during the fourth quarter that have materially affected or are reasonably likely to materially affect, the Company’s internal control over financial reporting. As discussed in Management’s Report on Internal Control Over Financial Reporting, in the fourth quarter of 2004, the Company identified a material weakness in internal controls over financial reporting relating to the Company’s process of establishing the allowance for loan losses and the related provision that existed during 2004.

As of the end of the period covered by this report, the Company has not fully remediated the material weakness in the Company’s internal control over financial reporting relating to the allowance for loan losses, however, the Company has taken the following remedial actions:

•	Strengthened the Loan Committee of the Board of Directors and the Officer Loan Committee by:

•	Setting a schedule of regular meetings on at least a monthly basis;

•	Implementing a process whereby all matters addressed in the Officer Loan Committee are reviewed by the Loan Committee of the Board of Directors;

•	Expanding the types of reports and information provided to the Loan Committee of the Board of Directors; and

•	Employing additional personnel to perform credit review and special asset oversight.

•	Begun a process of designing expanded loan administration and credit review functions in order to match the level of review to the size and complexity of the Company’s lending function;

•	Completed internal audits of loan and credit administration during the first four months of 2005

•	Revised and strengthened policies regarding the risk grading of loans; and

•	Begun the process of hiring one or more Commercial Risk Officers with credit administration oversight responsibility at the holding company level in order to support the Company’s subsidiary banks and the Company’s centralize credit administration function.

Other than the changes identified above, there have been no changes to the Company’s internal control over financial reporting that occurred since the beginning of the Company’s fourth quarter of 2004 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Integrity Financial Corporation

We have audited management’s assessment, included in the accompanying Management’s Annual Report on Internal Control Over Financial Reporting, that Integrity Financial Corporation (the “Company”) did not maintain effective internal control over financial reporting as of December 31, 2004, because of the effect of a material weakness in the Company’s valuation of the allowance for loan losses and related provision, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The following material weakness has been identified and included in management’s assessment. As of December 31, 2004, the Company did not maintain effective internal control over the valuation of the allowance for loan losses and the related provision. This control deficiency resulted in material adjustments to the Company’s allowance for loan losses as of September 30, 2004 and December 31, 2004 in November 2004 and February 2005, respectively. Additionally, this control deficiency results in a more than remote likelihood that a material misstatement to the annual or interim consolidated financial statement will not be prevented or detected. Accordingly, management has determined that this condition constitutes a material weakness. This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audit of the December 31, 2004 Consolidated Financial Statements, and our opinion regarding the effectiveness of the Company’s internal control over financial reporting does not affect our opinion on those consolidated financial statements.

In our opinion, management’s assessment that Integrity Financial Corporation did not maintain effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on criteria established in Internal Control — Integrated Framework issued by the COSO. Also, in our opinion, because of the effect of the material weakness described above on the achievement of the objectives of the control criteria, the Company has not maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control — Integrated Framework issued by the COSO.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Integrity Financial Corporation as of December 31, 2004 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period then ended, and our report dated March 11, 2005, expressed an unqualified opinion on those consolidated financial statements.

Charlotte, North Carolina

April 13, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Integrity Financial Corporation and Subsidiaries

Hickory, North Carolina

We have audited the accompanying consolidated balance sheets of Integrity Financial Corporation and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Integrity Financial Corporation and Subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Dixon Hughes PLLC

Charlotte, North Carolina

March 11, 2005

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2004 and 2003

	2004	2003
Assets
Cash and due from banks	$10,592,677	$6,730,494
Interest-earning deposits in banks	8,744,304	9,584,976
Federal funds sold	—	12,648
Investment securities available for sale	86,852,913	93,956,237
Investment securities held to maturity (fair value of $4,272,984 and $3,123,865 at 2004 and 2003, respectively)	4,091,077	2,958,300
Loans	500,680,897	463,446,704
Less allowance for loan losses	(10,416,195)	(6,170,666)

Net loans	490,264,702	457,276,038
Factored accounts receivable	2,875,583	3,214,473
Stock in the Federal Home Loan Bank, at cost	3,372,100	2,255,800
Foreclosed real estate	1,999,839	1,271,001
Bank premises and equipment	20,160,839	18,756,590
Other assets	6,354,400	4,571,538
Bank owned life insurance	9,600,060	9,155,561
Goodwill	17,237,789	17,237,789
Other intangible assets	2,157,545	2,476,722

Total assets	$664,303,828	$629,458,167

Liabilities and Stockholders’ Equity
Deposits:
Non-interest-bearing demand	$45,819,222	$38,809,266
Money market and NOW accounts	179,176,171	157,639,581
Savings	12,352,454	11,757,995
Time, $100,000 and over	150,724,061	136,682,729
Other time	150,157,448	153,070,300

Total deposits	538,229,356	497,959,871
Short term borrowing	32,451,860	24,445,258
Long term debt	28,897,315	43,109,615
Accrued expenses and other liabilities	1,972,021	1,131,123

Total liabilities	601,550,552	566,645,867

Stockholders’ equity:
Preferred stock, no par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $1 par value, 9,000,000 shares authorized; 4,892,904 and 4,734,901 shares issued and outstanding in 2004 and 2003, respectively	4,892,904	4,734,901
Additional paid-capital	59,708,936	58,804,916
Treasury stock	(3,892,948)	(2,691,777)
Retained earnings	2,034,003	1,267,653
Accumulated other comprehensive income (loss)	10,381	696,607

Total stockholders’ equity	62,753,276	62,812,300

Total liabilities and stockholders’ equity	$664,303,828	$629,458,167

The accompany notes are an integral part of the consolidated financial statements.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002
Interest and dividend income
Loans, including fees	$29,259,385	$26,378,122	$17,754,121
Taxable investment securities	2,897,116	2,299,389	2,679,515
Tax-exempt investment securities	572,113	565,974	517,463
Other interest and dividends	188,107	192,459	231,355

Total interest and dividend income	32,916,721	29,435,944	21,182,454

Interest expense
Time deposits, $100,000 and over	3,213,517	3,321,303	3,000,086
Other deposits	6,289,213	6,439,197	4,946,779
Short term borrowings	706,925	295,064	338,269
Long term debt	2,078,457	1,728,388	793,755

Total interest expense	12,288,112	11,783,952	9,078,889

Net interest income	20,628,609	17,651,992	12,103,565
Provision for loan losses	6,458,000	1,110,000	1,223,962

Net interest income after provision for loan losses	14,170,609	16,541,992	10,879,603

Non-interest income
Service charges on deposit accounts	2,491,652	2,666,899	1,851,143
Factoring operations	447,444	521,761	408,889
Mortgage operations	1,040,120	1,801,024	2,185,619
Income on investment in bank-owned life insurance	396,668	309,721	107,839
Gain on sale of investment securities	139,695	76,519	460,772
Security commissions	721,801	419,031	144,961
Other	37,435	576,366	354,457

Total non-interest income	5,274,815	6,371,321	5,513,680

Non-interest expenses
Compensation and employee benefits	8,935,398	8,291,746	5,697,786
Occupancy and equipment	3,005,629	2,228,583	1,125,410
Professional fees	891,615	540,233	389,513
Stationery, printing and supplies	392,700	481,813	264,374
Advertising and business promotion	430,127	337,997	248,523
Data processing	—	803,322	732,855
Other	4,106,924	3,192,834	1,814,909

Total non-interest expenses	17,762,393	15,876,528	10,273,370

Income before income taxes	1,683,031	7,036,785	6,119,913
Income taxes	169,479	2,322,907	2,129,505

Net income	$1,513,552	$4,713,878	$3,990,408

Net income per common share
Basic	$0.33	$1.03	$1.32

Diluted	$0.31	$1.00	$1.24

The accompany notes are an integral part of the consolidated financial statements.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Years Ended December 31, 2004 and 2003

	Common stock		Additional paid-in capital	Treasury stock	Retained earnings	Accumulated other comprehensive income (loss)	Total stockholders’ equity
	Shares	Amount
Balance at December 31, 2002	4,270,348	$4,270,348	$51,016,222	$(1,192,728)	$4,906,988	$1,230,985	$60,231,815
Comprehensive income:
Net income	—	—	—	—	4,713,878	—	4,713,878
Unrealized holding losses on available-for-sale securities, net	—	—	—	—	—	(534,378)	(534,378)

Total comprehensive income	—	—	—	—	—	—	4,179,500

Purchase of treasury stock (86,417 shares)	—	—	—	(1,499,049)	—	—	(1,499,049)

Common stock issued pursuant to:
Stock options issued	50,165	50,165	474,087	—	—	—	524,252
Current income tax benefit	—	—	50,416	—	—	—	50,416
Stock dividend 10%	413,914	413,914	7,264,191	—	(7,678,105)	—	—
Cash paid for fractional shares	474	474	—	—	(13,163)	—	(12,689)
Cash dividends ($.16 per share)	—	—	—	—	(661,945)	—	(661,945)

Balance at December 31, 2003	4,734,901	4,734,901	58,804,916	(2,691,777)	1,267,653	696,607	62,812,300
Comprehensive income:
Net income	—	—	—	—	1,513,552	—	1,513,552
Unrealized holding losses on available-for-sale securities, net	—	—	—	—	—	(686,226)	(686,226)

Total comprehensive income	—	—	—	—	—	—	837,326

Purchase of treasury stock (67,600 shares)	—	—	—	(1,201,171)	—	—	(1,201,171)
Common stock issued pursuant to:
Stock options issued	158,003	158,003	904,020	—	—	—	1,062,023
Cash dividends ($.16 per share)		—	—	—	(747,202)	—	(747,202)

Balance at December 31, 2004	4,892,904	$4,892,904	$59,708,936	$(3,892,948)	$2,034,003	$10,381	$62,753,276

The accompany notes are an integral part of the consolidated financial statements.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002
Cash flows from operating activities
Net income	$1,513,552	$4,713,878	$3,990,408
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,903,279	2,341,551	1,152,214
Amortization of intangibles	319,177	319,179	3,211
Deferred income taxes	(1,694,234)	277,146	(299,898)
Provision for loan losses	6,458,000	1,110,000	1,223,962
Provision for losses on foreclosed assets	—	17,292	95,357
Deferred compensation	65,791	70,673	30,070
Increase in cash surrender value of life insurance	(396,668)	(309,721)	(167,839)
Net gains on sales of investment securities	(139,695)	(76,519)	(460,772)
Net gain on sale of loans	(45,908)	—	—
Proceeds from sale of loans	1,634,429	—	—
Net (gains) losses on sales of other assets	258,519	20,881	(31,924)
Change in assets and liabilities:
(Increase) decrease in other assets	763,501	(74,448)	(1,370,378)
Increase (decrease) in other liabilities	1,085,107	(1,794,060)	323,825

Net cash provided by operating activities	11,724,850	6,925,573	4,656,075

Cash flows from investing activities
Purchase of investment securities available for sale	(46,401,617)	(62,736,697)	(30,016,572)
Purchase of securities held to maturity	—	(200,000)	—
Redemption (purchases) of Federal Home Loan Bank stock	(1,116,300)	176,000	(575,000)
Proceeds from sales, maturities and calls of available for sale investment securities	50,926,382	40,021,684	37,275,701
Net increase in loans	(44,118,226)	(50,523,798)	(56,352,017)
Net (increase) decrease in factored accounts receivable	338,890	480,095	(326,636)
Purchases of premises and equipment	(2,592,937)	(5,404,552)	(3,045,589)
Proceeds from sale of foreclosed real estate	1,428,215	1,187,776	1,201,854
Purchase of bank owned life insurance	(47,831)	(4,309,721)	(4,072,184)
Net cash paid in acquisition of Community Bancshares	—	—	(7,413,149)
Net cash received in branch acquisition	—	—	2,524,846

Net cash used in investing activities	(41,583,424)	(81,309,213)	(60,798,746)

Cash flows from financing activities
Net increase in noninterest-bearing deposits	7,009,956	4,555,980	3,871,758
Net increase in interest-bearing deposits	33,259,529	52,871,719	50,083,846
Net decrease in securities sold under agreements to repurchase	(993,398)	(1,729)	(1,269,386)
Net increase (decrease) in federal funds purchased	(10,500,000)	11,500,000	(3,275,000)
Net increase in Federal Home Loan Bank advances	4,977,700	5,979,252	5,000,000
Proceeds from issuance of trust preferred securities	—	—	10,000,000
Cash paid for dividends	(747,202)	(661,945)	(383,981)
Cash paid for fractional shares	—	(12,689)	(6,840)
Purchase of treasury stock	(1,201,171)	(1,499,049)	(1,192,728)
Proceeds from issuance of common stock	1,062,023	524,252	307,001

Net cash provided by financing activities	32,867,437	73,255,791	63,134,670

Net increase (decrease) in cash and cash equivalents	3,008,863	(1,127,849)	6,991,999
Cash and cash equivalents, beginning of year	16,328,118	17,455,967	10,463,968

Cash and cash equivalents, end of year	$19,336,981	$16,328,118	$17,455,967

The accompany notes are an integral part of the consolidated financial statements.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE A - ORGANIZATION AND OPERATIONS

On June 30, 1999, Integrity Financial Corporation (formerly United Community Bancorp) (the Company) was formed as a holding company, and on October 16, 2001 the Company elected to become a financial holding company. The Company is headquartered in Hickory, North Carolina. The Company through mergers and acquisitions now owns two state chartered banks and four wholly owned subsidiaries offering a full range of banking and investment activities.

Catawba Valley Bank was incorporated on October 3, 1995 and began banking operations on November 1, 1995. On December 31, 2002, the Company acquired Community Bancshares, Inc. located in Wilkesboro, North Carolina the holding company for Northwestern National Bank. While Northwestern was merged into Catawba Valley Bank, those branches are doing business as “Northwestern Bank, A division of Catawba Valley Bank”. Catawba Valley Bank currently operates four locations in Catawba County, three locations in Wilkes County, two locations in Iredell County and one location each in Alexander, Ashe and Watauga Counties. Catawba Valley Bank is engaged in commercial and retail banking operating under the banking laws of North Carolina and the rules and regulations of FDIC and the North Carolina Commissioner of Banks.

On December 31, 2001, First Gaston Bank of North Carolina became a wholly owned subsidiary of Integrity Financial Corporation. First Gaston Bank was incorporated on March 16, 1995 and began banking operations on July 11, 1995. First Gaston Bank currently serves Gaston County, North Carolina, and surrounding areas through its five banking offices and is engaged in commercial and retail banking, operating under the banking laws of North Carolina and the rules and regulations of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks.

Integrity Securities, Inc. (formally Valley Financial Services, Inc.) is a wholly owned subsidiary of Integrity Financial Corporation whose principal business activity is that of an agent for various insurance products and non-bank investment products and services. In August of 2003, Integrity Securities opened a full service brokerage office.

Community Mortgage is a wholly owned subsidiary of Integrity Financial Corporation, resulting from the aforementioned acquisition of Community Bancshares, Inc.

The Company formed Catawba Valley Capital Trust I (“Trust I”) and Catawba Valley Capital Trust II (“Trust II”) during 2002 in order to facilitate the issuance of trust preferred securities. The Trusts are statutory business trusts formed under the laws of the state of Delaware, of which all common securities are owned by the Company. Adoption of FASB Interpretation No. (FIN) 46, Consolidation of Variable Interest Entities results in the deconsolidation of the trust preferred subsidiaries, Trust I and Trust II. Upon deconsolidation, the junior subordinated debentures issued by the Company to the trusts were included in long-term debt and the Company’s equity interests in the trusts were included in other assets. The deconsolidation of the trusts did not materially impact net income.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE A - ORGANIZATION AND OPERATIONS (Continued)

The trust preferred securities presently qualify as Tier 1 regulatory capital and are reported in Federal Reserve regulatory reports as a minority interest in a consolidated subsidiary. The junior subordinated debentures do not qualify as Tier 1 regulatory capital. On March 1, 2005, the Board of Governors of the Federal Reserve issued the final rule that would retain the inclusion of trust preferred securities in Tier 1 capital of bank holding companies, but with stricter quantitative limits and clearer qualitative standards. Under the new rule, after a three-year transition period, the aggregate amount of trust preferred securities and certain other capital elements would be limited to 25 percent of tier 1 capital elements, net of goodwill less any associated deferred tax liability. The amount of trust preferred securities and certain other elements in excess of the limit could be included in tier 2 capital, subject to restrictions. The Company believes that it would still exceed the regulatory required minimums for capital adequacy purposes.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Integrity Financial Corporation, Catawba Valley Bank, First Gaston Bank, Integrity Securities, Inc., and Community Mortgage Corporation, collectively referred to as the “Company.” All significant intercompany transactions and balances are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and amounts due from banks, federal funds sold and interest-earning deposits in banks.

Federal regulations require institutions to set aside specified amounts of cash as reserves against transaction and time deposits. As of December 31, 2004, the daily average gross reserve requirement was $5,717,000.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investment Securities

Investment securities for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity. Available-for-sale securities are reported at fair value and consist of bonds and notes not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses on available-for-sale securities are reported as a net amount in other comprehensive income. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary would result in write-downs of the individual securities to their fair value. Such write-downs would be included in earnings as realized losses.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination and other fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the straight line method.

The accrual of interest on real estate and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Credit card loans and other personal loans are typically charged off no later than 180 days past due. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. The provision for loan losses is based upon management’s best estimate of the amount needed to maintain the allowance for loan losses at an adequate level. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses (Continued)

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of the current status of the portfolio, historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. Management segments the loan portfolio by loan type in considering each of the aforementioned factors and their impact upon the level of the allowance for loan losses.

This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Therefore, while management uses the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the assumptions used in making the evaluations. In addition, regulatory examiners may require the Company to recognize changes to the allowance for loan losses based on their judgments about information available to them at the time of their examination.

Impaired Loans

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures.

Foreclosed Real Estate

Real estate acquired through, or in lieu of, loan foreclosure is held for sale and is initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in other expense.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. The estimated lives for buildings are 40 years and the estimated lives for equipment and fixtures range from 3 to 20 years. Leasehold improvements are amortized over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. Repairs and maintenance costs are charged to operations as incurred, and additions and improvements to premises and equipment are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are removed from the accounts and any gains or losses are reflected in current operations.

Factored Accounts Receivable

The Factored Accounts Receivable Program is used by the Company to provide commercial customers with operating cash. The Company will pay between 80 and 90 percent of an invoice in cash to the customer for invoices that the customer has billed out. The customer submits the invoices to a third party processor. The Company is notified of the amount of the invoice and an interest free loan will be set up for the percentage of cash paid out. The remainder of the invoice will be split between the customer’s operating account, a reserve account and the Company’s fees charged for this program. These fees are recognized on the consolidated statements of operations in the line item “Factoring operations.” The payment of the invoice will come directly to the Company and will be applied to the loan balance. Once a month, the Company will transfer money from the reserve account to the customer’s operating account. If an invoice becomes 120 day past due, the reserve account is charged for the invoice and the loan amount is reduced.

Goodwill

Goodwill arose from the 2002 purchase of a banking branch in Dallas, North Carolina and a financial institution headquartered in Wilkesboro, North Carolina. Pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, goodwill acquired will not be amortized but will be subject to an annual impairment test. Goodwill recorded by the Company in conjunction with the business combination amounted to $16,769,678 for purchase of the financial institution. An adjustment was made to increase goodwill by $220,316 during 2003 as the Company completed its determination of the fair value of the net assets acquired in the aforementioned business combination. The remainder of the goodwill recorded by the Company at December 31, 2004 and 2003 of $468,111 resulted from the purchase of the banking branch.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Other Intangible Assets

Other intangible assets were acquired in conjunction with the 2002 purchase of a banking branch in Dallas, North Carolina and of a financial institution headquartered in Wilkesboro, North Carolina. Subject to the provisions of SFAS No. 142 Goodwill and Other Intangible Assets (SFAS No. 142), such other intangible assets, which consist entirely of deposit base premiums acquired through branch and business acquisitions, are amortized over the approximate estimated lives of the related acquired deposit relationships. In accordance with the Company’s estimate of the approximate lives of the acquired deposit relationships, an 8 and 9 year straight-line amortization schedule has been established for the other intangible assets related to the branch and financial institution acquisitions, respectively. The Company will continue to evaluate amortization periods and such amortization periods could be revised downwards (but not upwards) in the future if circumstances warrant. The initial deposit premiums associated with the purchase of the branch and financial institution were $99,924 and $2,699,188, respectively. Amortization of these other intangible assets amounted to $319,177 for the years ended December 31, 2004 and December 31, 2003. The estimated amortization expense for these deposit premium intangible assets for each of the years in the five year period ending December 31, 2008 is expected to be $313,985, $312,015, $310,367, and $308,694, respectively. The Company had no other intangible assets at December 31, 2004.

Stock in Federal Home Loan Bank of Atlanta

As a requirement for membership, the Company’s subsidiary banks invest in stock of the Federal Home Loan Bank of Atlanta. This investment is carried at cost. Due to the redemption provisions of the FHLB, the Company estimated that fair value equals cost and that this investment was not impaired at December 31, 2004.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized.

Stock Compensation Plans

SFAS No. 123, Accounting for Stock-Based Compensation, encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Company’s stock option plans have no intrinsic value at the grant date and, under APB Opinion No. 25, no compensation cost is recognized for them. The Company has elected to continue with the accounting methodology in APB Opinion No. 25 and, as a result, has provided pro forma disclosures of net income and earnings per share and other disclosures as if the fair value based method of accounting had been applied.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Compensation Plans (Continued)

	2004	2003	2002
Net income as reported	$1,513,552	$4,713,878	$3,990,408
Deduct: Total stock-based employee compensation expense determined under fair value method for all awards, net of related tax effects	(47,027)	(44,186)	(24,832)

Net income pro forma	$1,466,525	$4,669,692	$3,965,576

Basic net income per common share
As reported	$0.33	$1.03	$1.32
Pro forma	0.32	1.02	1.31

Diluted net income per common share
As reported	$0.31	$1.00	$1.24
Pro forma	0.30	1.00	1.24

Per Share Data

Basic and diluted net income per common share is computed based on the weighted average number of shares outstanding during each period after retroactively adjusting for the 10% stock dividend paid in 2003. Diluted net income per common share reflects the potential dilution that could occur if outstanding stock options were exercised.

Basic and diluted net income per common share have been computed based upon net income as presented in the accompanying consolidated statements of operations divided by the weighted average number of common shares outstanding or assumed to be outstanding as summarized below:

	2004	2003	2002
Weighted average number of common shares used in computing basic net income per common share	4,623,169	4,556,943	3,019,389

Effect of dilutive stock options	194,326	134,122	198,560

Weighted average number of common shares and dilutive potential common shares used in computing diluted net income per common share	4,817,495	4,691,065	3,217,949

For the year ended December 31, 2004, there were 11,997 options that were antidilutive since the exercise price was less than the average market price for the year. For years ended December 31, 2003 and 2002, there were no options that were antidilutive.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. The Company’s only component of other comprehensive income relates to unrealized gains and losses on securities available for sale.

The components of other comprehensive income and related tax effects are as follows:

	2004	2003	2002
Unrealized holding gains (losses) on available-for-sale securities	$(909,495)	$(741,743)	$1,449,617
Tax effect	314,637	256,337	(516,573)

	(594,858)	(485,406)	933,044

Reclassification adjustment for gains realized in income	(139,695)	(76,519)	(460,772)
Tax effect	48,327	27,547	165,878

	(91,369)	(48,972)	(294,894)

Net of tax amount	$(686,226)	$(534,378)	$638,150

New Accounting Standards

On March 9, 2004, the SEC Staff issued Staff Accounting Bulletin No. 105, Application of Accounting Principles to Loan Commitments (“SAB 105”). SAB 105 clarifies existing accounting practices relating to the valuation of issued loan commitments, including interest rate lock commitments (“IRLC”), subject to SFAS No. 149 and Derivative Implementation Group Issue C13, Scope Exceptions: When a Loan Commitment is included in the Scope of Statement 133. Furthermore, SAB 105 disallows the inclusion of the values of a servicing component and other internally developed intangible assets in the initial and subsequent IRLC valuation. The provisions of SAB 105 were effective for loan commitments entered into after March 31, 2004. The adoption of SAB 105 did not have a material impact on the consolidated financial statements

In March 2004, the Emerging Issues Task Force (“EITF”) released EITF Issue 03-01, The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments. The Issue provides guidance for determining whether an investment is other-than-temporarily impaired and requires certain disclosures with respect to these investments. The recognition and measurement guidance for other-than-temporary impairment has been delayed by the issuance of FASB Staff Position EITF 03-1-1 on September 30, 2004. The adoption of Issue 03-1 did not result in any other-than-temporary impairment.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Standards (Continued)

In December 2003, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 03-3, Accounting for Loans or Certain Debt Securities Acquired in a Transfer. The SOP addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor’s initial investment in loans or debt securities acquired in a transfer if those differences relate to a deterioration of credit quality. The SOP also prohibits companies from “carrying over” or creating a valuation allowance in the initial accounting for loans acquired that meet the scope criteria of the SOP. The SOP is effective for loans acquired in fiscal years beginning after December 15, 2004. The adoption of this SOP is not expected to have a material impact on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123(R), Accounting for Stock-Based Compensation (SFAS No. 123(R)). SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. Prior to SFAS No. 123(R), only certain pro forma disclosures of fair value were required. The provisions of this Statement are effective for the first interim reporting period that begins after June 15, 2005. Accordingly, we will adopt SFAS No. 123(R) commencing with the quarter ending September 30, 2005. If we had included the cost of employee stock option compensation in our consolidated financial statements, our net income for the fiscal years ended December 31, 2004, 2003 and 2002 would have decreased by approximately $47,027, $44,186, and $24,832, respectively. Accordingly, the adoption of SFAS No. 123(R) is expected not to have a material effect on our consolidated financial statements.

Segment Reporting

SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, requires management to report selected financial and descriptive information about reportable operating segments. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. Generally, disclosures are required for segments internally identified to evaluate performance and resource allocation. In all material respects, the Company’s operations are entirely within the commercial banking segment, and the consolidated financial statements presented herein reflect the results of that segment. Also, the Company has no foreign operations or customers.

Reclassifications

Certain amounts in the 2003 and 2002 financial statements have been reclassified to conform to the 2004 presentation. The reclassifications had no effect on net income or stockholders’ equity as previously reported.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE C - INVESTMENT SECURITIES

The amortized cost and fair value of investment securities available for sale at December 31 are as follows:

	Amortized cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
2004
Available for Sale
U.S. Government agencies	$38,412,078	$17,690	$527,922	$37,901,846
Municipal agencies	11,166,010	613,946	9,941	11,770,015
Mortgage-backed securities	36,418,154	213,971	223,975	36,408,150
Other	839,791	11	66,900	772,902

	$86,836,033	$845,618	$828,738	$86,852,913

Held to Maturity
Municipal agencies	$2,757,826	$173,866	$1,219	$2,930,473
Other	1,333,251	9,260	—	1,342,511

	$4,091,077	$183,126	$1,219	$4,272,984

2003
Available for Sale
U.S. Government agencies	$47,563,608	$435,643	$190,745	$47,808,506
Municipal agencies	10,654,667	701,530	—	11,356,197
Mortgage-backed securities	32,736,850	295,897	162,688	32,870,059
Other	1,935,042	1,122	14,689	1,921,475

	$92,890,167	$1,434,192	$368,122	$93,956,237

Held to Maturity
Municipal agencies	$2,758,300	$169,176	$3,611	$2,923,865
Other	200,000	—	—	200,000

	$2,958,300	$169,176	$3,611	$3,123,865

At December 31, 2004 and 2003, investment securities with a fair market value of $19,321,561 and $19,726,926, respectively, were pledged to secure public deposits and for other purposes required or permitted by law. At December 31, 2004 and 2003, the carrying amount of securities pledged to secure repurchase agreements and Federal Home Loan Bank advances combined was $7,900,841 and $7,706,105 respectively.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE C - INVESTMENT SECURITIES (Continued)

The amortized cost and fair value of investment securities available for sale at December 31, 2004 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available for sale
	Amortized cost	Fair value
Available for Sale
Due in one year or less	$2,285,767	$2,288,984
Due after one year through five years	28,342,083	28,288,476
Due after five years through ten years	16,272,643	16,310,880
Due after ten years	3,517,386	3,556,423
Mortgage-backed securities	36,418,154	36,408,150

	$86,836,033	$86,852,913

	Held to Maturity
	Amortized cost	Fair value
Held to Maturity
Due in one year or less	$—	$—
Due after one year through five years	71,543	75,917
Due after five years through ten years	1,977,327	2,051,220
Due after ten years	2,042,207	2,145,847
Mortgage-backed securities	—	—

	$4,091,077	$4,272,984

The amortized cost and fair value of mortgage-backed securities by contractual maturities are not reported because the actual maturities may be, and often are, significantly different from contractual maturities.

For the years ended December 31, 2004 and 2003, proceeds from sales of investment securities available for sale amounted to $28,430,414 and $4,405,345, respectively. Gross realized gains in 2004 and 2003 from these sales amounted to $272,321 and $80,371, respectively. Gross realized losses in 2004 and 2003 from these sales amounted to $132,636 and $3,852, respectively.

The following tables show investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2004 and 2003. The unrealized losses relate primarily to debt securities that have incurred fair value reductions due to higher market interest rates since the securities were purchased. The unrealized losses are not likely to reverse unless and until market interest rates decline to the levels that existed when the securities were purchased. Since none of the unrealized losses relate to the marketability of the securities or the issuer’s ability to honor redemption obligations, none of the securities are deemed to be other than temporarily impaired.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE C - INVESTMENT SECURITIES (Continued)

	2004
	Less Than 12 Months		12 Months or More		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Securities available for sale:
U.S. government agencies	$24,453,613	$373,400	$9,042,998	$154,522	$33,496,611	$527,922
Mortgage-backed securities	12,407,851	111,550	6,903,714	112,425	19,311,565	223,975
Other	1,198,822	11,160	233,100	66,900	1,431,922	78,060

Total temporarily impaired securities	$38,060,286	$496,110	$16,179,812	$333,847	$54,240,098	$829,957

	2003
	Less Than 12 Months		12 Months or More		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Securities available for sale:
U.S. government agencies	$14,162,459	$190,724	$140,027	$21	$14,302,486	$190,745
Mortgage-backed securities	11,550,467	160,664	210,667	2,024	11,761,134	162,688
Other	869,645	14,689	—	—	869,645	14,689

Total temporarily impaired securities	$26,582,571	$366,077	$350,694	$2,045	$26,933,265	$368,122

The aggregate cost of the Company’s cost method investments totaled $1,139,159 at December 31, 2004. Investments with an aggregate cost of $654,166 were not evaluated for impairment because (a) the Company did not estimate the fair value of those investments in accordance with paragraphs 14 and 15 of Statement 107 and (b) the Company did not identify an events or changes in circumstances that may have had a significant adverse effect on the fair value of those investments. Of the remaining cost method investments, which consists of Bankers Bank stock and FHLMC Preferred Stock, the Company estimated that the fair value equaled or exceeded the cost of these investments (that is, the investments were not impaired).

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE D - LOANS AND ALLOWANCES FOR LOAN LOSSES

Loans at December 31 are summarized as follows:

	2004	2003
Commercial	$182,923,354	$149,016,853
Mortgage loans on real estate:
Construction and land development	67,153,811	57,975,114
Residential, 1-4 families	78,977,078	71,893,215
Residential, 5 or more families	14,905,045	17,246,695
Residential, home equity	46,886,273	38,778,405
Farmland	2,175,508	2,797,854
Nonfarm, nonresidential	75,005,184	93,349,521
Consumer installment loans	32,965,504	25,817,150
Other	—	7,012,044

	500,991,757	463,886,851
Less:
Allowance for loan losses	10,416,195	6,170,666
Net deferred loan fees	310,860	440,147

Loans, net	$490,264,702	$457,276,038

The Company has granted loans to certain directors and executive officers of the Company and to their associates. During 2004, $11,811,447 in new loans were made, repayments of $11,431,988 were collected and $1,138,766 of deletions resulting from resignations and terminations, resulting in a balance of $16,200,587 at December 31, 2004. At December 31, 2003, the balance of such loans was $16,959,894.

A summary of the activity in the allowance for loan losses for each of the years in the three year period ended December 31, 2004 is as follows:

	2004	2003	2002
Balance, beginning of the year	$6,170,666	$5,721,452	$3,454,218
Provision for loan losses	6,458,000	1,110,000	1,223,962
Loans charged off	(2,558,660)	(781,726)	(589,755)
Recoveries of loans charged off	346,189	120,940	31,948
Allowance recorded related to loans assumed in acquisition of Community	—	—	1,601,079

Balance, end of year	$10,416,195	$6,170,666	$5,721,452

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE D - LOANS AND ALLOWANCES FOR LOAN LOSSES (Continued)

The allocation of the allowance for loan losses applicable to each category of loans is as follows:

	At December 31,
	2004		2003
	Amount	% of Total Loans	Amount	% of Total Loans
	(Dollars in thousands)
Real estate loans:
One-to-four family residential	$1,667	16.01%	$796	12.90%
Multi-family residential	37	0.35%	199	3.22%
Nonresidential real estate	1,130	10.85%	1,066	17.27%
Residential construction	773	7.42%	391	6.34%
Land	3	0.02%	150	2.43%
Home equity	493	4.74%	388	6.29%

Total real estate loans	4,103	39.39%	2,990	48.45%

Commercial/consumer loans:
Commercial loans	5,391	51.75%	1,859	30.12%
Share and other loans	—	—%	398	6.45%
Credit reserve	658	6.32%	27	0.44%

Total commercial/ consumer loans	6,049	58.07%	2,284	37.01%

Unallocated	264	2.54%	897	14.54%

	$10,416	100.00%	$6,171	100.00%

The following is a summary of the principal balances of loans on nonaccrual status and loans past due ninety days or more:

	2004	2003
Loans contractually past due 90 days or more and/or on nonaccrual status:
Nonaccrual loans	$3,278,867	$2,165,164
Past due loans 90 days or more and still accruing	954,375	2,290,695

	$4,233,242	$4,455,859

During the years ended December 31, 2004, 2003 and 2002, interest income of $105,277, $124,904 and $109,091, respectively, was not recorded related to loans accounted for on a nonaccrual basis.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE D - LOANS AND ALLOWANCES FOR LOAN LOSSES (Continued)

At December 31, 2004 and 2003, the recorded investment in loans that are considered to be impaired amounted to $16,489,254 and $3,411,104, respectively. Those loans considered to be impaired consisted of restructured and non-accrual loans and all other loans evaluated for impairment for which some degree of impairment was identified. The related allowance for losses on these loans was $5,386,880 and $203,506 at December 31, 2004 and 2003, respectively. The average recorded investment in impaired loans during the years ended December 31, 2004 and 2003 was $12,871,828 and $3,199,982, respectively. For the years ended December 31, 2003 and 2002, interest income recognized on impaired loans was not material. For the year ended December 31, 2004, interest income recognized on impaired loans was approximately $388,000.

NOTE E - BANK PREMISES AND EQUIPMENT

Premises and equipment at December 31 are summarized as follows:

	2004	2003
Land	$5,061,116	$4,849,101
Leasehold improvements	243,908	243,908
Equipment and fixtures	7,555,786	7,120,332
Buildings	10,402,145	9,318,681
Construction in progress	1,880,460	1,018,457

	25,143,415	22,550,479
Less accumulated depreciation and amortization	4,982,576	3,793,889

	$20,160,839	$18,756,590

Depreciation and amortization expense for the years ended December 31, 2004, 2003 and 2002 amounted to $1,206,581, $865,529 and $ 601,364 respectively.

NOTE F - DEPOSITS

At December 31, 2004, the scheduled maturities of time deposits (in thousands) are as follows:

2005	$215,712
2006	46,114
2007	35,657
2008	2,603
2009	671
Thereafter	125

$300,882

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE G - BORROWINGS

Short-term debt consists of federal funds purchased and securities sold under agreements to repurchase, which generally mature within one to four days from the transaction date. Additional information at December 31, 2004 and 2003 and for the years then ended is summarized below:

	2004	2003
Outstanding balance at December 31	$3,951,860	$15,445,258

Year-end weighted average rate	0.94%	0.46%

Daily average outstanding during the year	$4,525,022	$9,081,381

Average rate for the year	1.14%	1.69%

Maximum outstanding at any month-end during the year	$7,137,004	$15,445,258

Federal Home Loan Bank Advances

Pursuant to a collateral agreement with the FHLB, advances are collateralized by all the Company’s FHLB stock, qualifying first mortgage loans, qualifying multi-family first mortgage, qualifying home equity loans, qualifying commercial loans and investment securities. At December 31, 2004, the balance of qualifying first mortgage loans was approximately $30.2 million, the balance of qualifying multi-family first mortgage was approximately $4.6 million, the balance of qualifying home equity loans was $17.5 million and the balance of qualifying commercial loans was $22.0 million. This agreement with the FHLB provides for a line of credit up to 20% of the Bank’s assets.

Advances from the Federal Home Loan Bank of Atlanta consists of the following at December 31, 2004 and 2003:

Maturity	Interest Rate	2004	2003
01/15/2004	1.17%	$—	$1,000,000
07/16/2004	1.69%	—	4,000,000
09/28/2004	5.71%	—	2,000,000
11/07/2004	1.24%	—	2,000,000
01/18/2005	1.48%	5,000,000	—
02/07/2005	2.21%	1,500,000	1,500,000
03/17/2005	6.60%	2,000,000	2,000,000
03/28/2005	2.06%	6,000,000	6,000,000
04/21/2005	2.18%	3,000,000	3,000,000
05/10/2005	2.62%	5,000,000	—
07/05/2005	1.73%	2,000,000	2,000,000
11/09/2005	2.28%	4,000,000	—
11/16/2009	3.93%	3,000,000	3,000,000
03/17/2010	5.71%	1,000,000	1,000,000
01/12/2011	4.68%	1,000,000	1,000,000
02/01/2011	4.73%	7,000,000	7,000,000
05/02/2011	4.16%	1,000,000	1,000,000
09/04/2012	3.26%	5,000,000	5,000,000
08/27/2018	6.15%	587,315	609,615

		$47,087,315	$42,109,615

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE G - BORROWINGS (Continued)

Federal Home Loan Bank Advances (Continued)

At December 31, 2004, the Company, through its bank subsidiaries, had an additional $74,684,348 of credit available from the Federal Home Loan Bank and available lines of credit totaling $24,500,000 from correspondent banks.

NOTE H - LEASES

The Company’s subsidiary, Catawba Valley Bank, has entered into noncancelable operating leases for a branch location that expires in 2005 (with two five-year renewal options), a branch location that expires in 2008 (with one five-year renewal option), land for a branch location that expires in 2006 (with two three-year renewal options) and land for administrative operations that expires in 2006 (with one five-year option).

The Company’s subsidiary, First Gaston Bank, has a non-cancelable operating lease for a branch location that expires in 2009 (with one 5-year renewal option).

Integrity Securities, a wholly owned subsidiary of the Company, has a location leased that expires in 2006 (with two 2-year renewal options). Future minimum lease payments under these leases for years subsequent to December 31, 2004 are as follows.

2005	$193,249
2006	169,046
2007	115,181
2008	117,826
Thereafter	92,457

$687,759

Total rental expense related to the operating leases was $219,734, $244,548 and $68,349 for the years ended December 31, 2004, 2003 and 2002 respectively.

NOTE I - EMPLOYEE BENEFIT PLANS

Deferred Compensation and Life Insurance

In 1999, the Company’s subsidiary, First Gaston Bank, adopted a deferred compensation plan, which supersedes a 1996 plan, to provide future compensation upon retirement for the president. Under plan provisions, aggregate annual payments projected to range from $44,838 to $68,674 are payable for 10 years, generally beginning at age 65. Liability accrued for compensation deferred under the plan amounts to $389,204 and $323,413 at December 31, 2004 and 2003, respectively.

First Gaston Bank is the owner and beneficiary of a life insurance policy designed to fund the deferred compensation liability. The policy’s cash value totaled $839,091 and $806,715 at December 31, 2004 and 2003, respectively.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE I - EMPLOYEE BENEFIT PLANS (Continued)

Split-Dollar Life Insurance

During 2003 and 2002, the Company entered into Life Insurance Endorsement Method Split Dollar Agreements with certain officers. Under these agreements, upon death of the officer, the Company first recovers the cash surrender value of the contract and then shares the remaining death benefits from insurance contracts, which are written with different carriers, with the designated beneficiaries of the officers. The death benefit to the officers’ beneficiaries is a multiple of base salary at the time of the agreements. The Company, as owner of the policies, retains an interest in the life insurance proceeds and a 100% interest in the cash surrender value of the policies.

Defined Contribution Plan

Both Catawba Valley Bank and First Gaston Bank sponsor a contributory profit-sharing plan which provide for participation by substantially all employees. Participants may make voluntary contributions resulting in salary deferrals in accordance with Section 401(k) of the Internal Revenue Code. The plans provide for employee contributions up to 15% of the participant’s annual salary and an employer contribution of up to 100% matching of the first 6% of pre-tax salary contributed by each participant. The Banks may make additional discretionary profit sharing contributions to the plan on behalf of all participants. Amounts deferred above the first 6% of salary are not matched by the Banks. Expenses related to these plans for the years ended December 31, 2004, 2003 and 2002 were $335,080, $266,888 and $174,076 respectively.

Stock Option Plans

The Company has an incentive stock option plan (the “Employee Plan”) which is intended to attract and induce continued employment of key employees and to provide them an opportunity to acquire a proprietary interest in the Company and to align their long-term interests with that of the stockholders. Non-employee directors do not participate in the Employee Plan. The exercise price of each share of common stock covered by an option is equal to the fair market value per share of the Company’s common stock on the date the option is granted. These qualified options have a vesting schedule which provides that 20% of the options granted will vest on the first annual anniversary of the date of the grant and 20% will vest on each subsequent annual anniversary date, so that the options will be completely vested at the end of five years after the date of grant. Options under the Employee Plan expire ten years after the grant date.

The Company also has a nonqualified stock option plan for directors (the “Director Plan”) which is intended to attract capable individuals to serve on the Boards of Directors of the Company and its bank subsidiaries. Employee directors do not participate in the Director Plan. The exercise price of each share of common stock covered by an option is equal to the fair market value per share of the Company’s common stock on the date the option is granted. Options under the Director Plan fully vest at the date of grant and expire ten years after the grant date.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE I - EMPLOYEE BENEFIT PLANS (Continued)

Stock Option Plans (Continued)

A summary of the transactions for the Company’s option plans as of and for the years ended December 31, 2004, 2003 and 2002, which reflects all stock dividends paid to date, is as follows:

		Outstanding Options
	Shares Available for Future Grants	Number Outstanding	Weighted Average Exercise Price
At December 31, 2001	2,558	451,014	$9.25
Options granted	—	—	—
Plan amendment	100,000	—	—
Options assumed in acquisition of Community	—	181,078	11.10
Options exercised	—	(30,834)	9.80
Options expired and forfeited	—	—	—

At December 31, 2002	102,558	601,258	9.80
Options granted	(48,000)	48,000	17.17
Plan amendment		—	—
Options exercised	—	(50,165)	10.09
Options expired and forfeited	4,150	(4,150)	11.56
10% Stock dividend	5,455	61,271	—

At December 31, 2003	64,163	656,214	9.39
Options granted	(41,000)	41,000	17.95
Plan amendment	250,000	—	—
Options exercised	—	(178,823)	8.47
Options expired and forfeited	19,509	(19,509)	14.32
Prior period forfeitures	24,919	(24,919)	—
Adjustment to options expired and forfeited	—	(5,249)	—

At December 31, 2004	317,591	468,714	$11.01

The fair value of each option grant was estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions used for grants in 2004 and 2003: dividend yield of .89% and .91%; expected volatility of 12.9% and 13.5%; risk free interest rate of 3.95% and 1.15%; and weighted average expected lives of seven years.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE I - EMPLOYEE BENEFIT PLANS (Continued)

Stock Option Plans (Continued)

Additional information relating to the plans as of December 31, 2004 is detailed below:

Outstanding options:

Range of Exercise Prices	Number Outstanding	Weighted Avg Exercise Price	Weighted Avg Life in Years
$6.51-$11.00	246,472	$8.35	10.39
$11.01-$19.40	222,242	$13.95	6.18

Total	468,714	$11.01	8.39

Exercisable options:

Exercise Prices	Outstanding	Exercise Price
$6.51-$11.00	245,988	$8.35
$11.01-$19.40	154,490	$12.60

Total	400,478	$9.99

NOTE J - JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

In 2004, the Company adopted FIN 46R, with no restatement of prior periods, resulting in the deconsolidation of Catawba Valley Capital Trust I and Catawba Valley Capital Trust II (the “Trusts”), which were created for the sole purpose of issuing trust preferred securities. The implementation of FIN 46R resulted in the Company’s $310,000 investment in the common equity of the Trusts being included in the condensed consolidated balance sheets as other assets with a corresponding increase in long term debt. The Company is now recording greater interest expense and income received from the Trusts with no effect on net income. The income and interest expense received from and paid to the Trusts, respectively, is being included in the consolidated statements of income and comprehensive income as other non-interest income and expense. The increases to other non-interest income and expense for the years ended December 31, 2003 and 2002, respectively, would not have been material had FIN 46R been implemented on January 1, 2002.

The Company has Junior Subordinated Deferrable Interest Debentures (the “Junior Subordinated Debentures”) outstanding. The Junior Subordinated Debentures were issued from funds invested from the sale of trust preferred securities by Catawba Valley Capital Trust I and Catawba Valley Capital Trust II, both of which are wholly owned by the Company.

On December 20, 2002, Catawba Valley Capital Trust I (“Trust I”) and Catawba Valley Capital Trust II (“Trust II”) each issued $5 million of preferred securities. The preferred securities issued by Trust I pay cumulative cash distributions quarterly at a rate equal to the three-month LIBOR plus 335 basis points. The preferred securities issued by Trust II pay cumulative cash distributions quarterly at a rate of 6.85%. The dividends paid to holders of the preferred securities, which are recorded as interest expense, are tax deductible for income tax purposes. The preferred securities are redeemable on December 20, 2007. Redemption is mandatory at December 30, 2032.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE J - JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES (Continued)

The proceeds of the preferred securities were invested by Trust I and Trust II in junior subordinated debentures of the Company due December 30, 2032. The Company fully and unconditionally guarantees the preferred securities through the combined operation of the debentures and other related documents. The Company’s obligations under these guarantees are unsecured and subordinate to senior and subordinated indebtedness of the Company. The preferred securities qualify as Tier I capital for regulatory capital purposes.

A description of the Junior Subordinated Debentures outstanding is as follows:

Issuing Entity	Date of Issuance	Shares Issued	Interest Rate	Maturity Date	Principal Amount
					2004	2003
Catawba Valley Capital Trust I	12/20/2002	5,000	Floating	12/30/2032	$5,155,000	$5,000,000
Catawba Valley Capital Trust II	12/20/2002	5,000	6.85	12/30/2032	$5,155,000	$5,000,000

NOTE K - OFF-BALANCE SHEET RISK

The Company’s wholly owned bank subsidiaries are parties to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Banks have in particular classes of financial instruments. The Banks use the same credit policies in making commitments and conditional obligations as they do for on-balance sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Banks evaluate each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Banks upon extension of credit is based on management’s credit evaluation of the borrower. Collateral obtained varies but may include real estate, stocks, bonds, and certificates of deposit.

A summary of the contract amount of the Banks’ exposure to off-balance sheet risk as of December 31, 2004 is as follows:

Financial instruments whose contract amounts represent credit risk (dollars in thousands):

Undisbursed lines of credit	$115,010
Standby letters of credit	950
Commitments to purchase or build	900

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE L - INCOME TAXES

Allocation of federal and state income tax expense between current and deferred portions for the years ended December 31 is as follows:

	2004	2003	2002
Current	$1,863,713	$2,045,761	$2,429,403
Deferred	(1,694,234)	277,146	(299,898)

	$169,479	$2,322,907	$2,129,505

A reconciliation of income tax expense computed at the statutory federal income tax rate to income tax expense included in the consolidated statements of operations is as follows:

	2004	2003	2002
Tax at statutory federal rate	$572,231	$2,392,506	$2,080,770
State income tax, net of federal benefit	151,893	320,174	278,456
U. S. Government and municipal interest	(421,416)	(541,131)	(256,636)
Other	(133,229)	151,358	26,915

	$169,479	$2,322,907	$2,129,505

The components of the net deferred tax asset (liability), included in other assets (other liabilities), are as follows:

	2004	2003	2002
Deferred tax assets:
Allowance for loan losses	$3,839,287	$2,147,029	$2,042,295
Deferred compensation	150,038	124,676	97,431
Other	35,519	90,679	29,359

Total deferred tax assets	4,024,844	2,362,384	2,169,085

Deferred tax liabilities:
Depreciation	924,561	897,003	210,386
Unrealized investment gain	36,749	369,463	653,347
Intangible assets	809,307	924,922	1,040,537
Other	311,704	255,420	138,409

Total deferred tax liabilities	2,082,321	2,446,808	2,042,679

Net deferred tax asset (liability)	$1,942,523	$(84,424)	$126,406

NOTE M - REGULATORY RESTRICTIONS

The Company (on a consolidated basis) and the Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and Banks’ financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Banks must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE M - REGULATORY RESTRICTIONS (Continued)

The Banks, as North Carolina banking corporations, may pay cash dividends only out of undivided profits as determined pursuant to North Carolina General Statutes. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such limitation is in the public interest and is necessary to ensure a bank’s financial soundness.

Quantitative measures established by regulation to ensure capital adequacy require the Company and its bank subsidiaries to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2004 and 2003, that the Company and the Banks met all capital adequacy requirements to which they are subject.

As of December 31, 2004, the most recent notification from the Federal Deposit Insurance Corporation categorized both Catawba Valley Bank and First Gaston Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following tables. Since the most recent notification from the Federal Deposit Insurance Corporation, management has determined that Catawba Valley Bank is adequately capitalized, but is no longer well capitalized. There are no conditions or events since the most recent notification from the Federal Deposit Insurance Corporation that management believes have changed First Gaston Bank’s capital category. The Company’s and the Bank’s actual capital amounts and ratios as of December 31, 2004 and 2003 are also presented in the table.

			Minimum For Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount		Ratio
			(Dollars in thousands)
December 31, 2004:
Total Capital to Risk
Weighted Assets:
Consolidated	$62,753	11.23%	$44,692	8.00%	$	N/A	N/A
Catawba Valley Bank	37,782	9.74%	31,032	8.00%		38,790	10.00%
First Gaston Bank	18,934	11.32%	13,379	8.00%		16,723	10.00%

Tier 1 Capital to Risk
Weighted Assets:
Consolidated	53,348	9.55%	22,346	4.00%		N/A	N/A
Catawba Valley Bank	32,983	8.48%	15,516	4.00%		23,274	6.00%
First Gaston Bank	16,842	10.07%	6,689	4.00%		10,034	6.00%

Tier 1 Capital to Average Assets:
Consolidated	53,348	8.17%	26,133	4.00%		N/A	N/A
Catawba Valley Bank	32,893	7.53%	17,484	4.00%		21,855	5.00%
First Gaston Bank	16,842	8.02%	8,399	4.00%		10,499	5.00%

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE M - REGULATORY RESTRICTIONS (Continued)

			Minimum For Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount		Ratio
			(Dollars in thousands)
December 31, 2003:
Total Capital to Risk
Weighted Assets:
Consolidated	$62,812	12.92%	$38,907	8.00%	$	N/A	N/A
Catawba Valley Bank	36,185	11.13%	26,012	8.00%		32,514	10.00%
First Gaston Bank	17,132	10.94%	12,526	8.00%		15,658	10.00%

Tier 1 Capital to Risk
Weighted Assets:
Consolidated	52,400	10.77%	19,454	4.00%		N/A	N/A
Catawba Valley Bank	32,227	9.91%	13,006	4.00%		19,509	6.00%
First Gaston Bank	15,174	9.69%	6,263	4.00%		9,395	6.00%

Tier 1 Capital to Average Assets:
Consolidated	52,400	8.86%	23,462	4.00%		N/A	N/A
Catawba Valley Bank	32,227	8.17%	15,777	4.00%		19,721	5.00%
First Gaston Bank	15,174	7.90%	7,685	4.00%		9,606	5.00%

NOTE N - DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

Financial instruments include cash and due from banks, interest-earning deposits with banks, federal funds sold, investment securities, loans, factored accounts receivable, stock in the Federal Home Loan Bank of Atlanta, deposit accounts and borrowings, which consist of Federal Home Loan Bank advances, securities sold under agreement to repurchase, federal funds purchased, and trust preferred securities. Fair value estimates are made at a specific moment in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. Because no active market readily exists for a portion of the Company’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Due from Banks, Interest-Earning Deposits With Banks, and Federal Funds Sold

The carrying amounts for cash and due from banks, interest-earning deposits with banks, and federal funds sold approximate fair value because of the short maturities of those instruments.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE N - DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

Investment Securities

Fair value for investment securities equals quoted market price if such information is available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans

For certain homogenous categories of loans, such as residential mortgages, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Factored Accounts Receivable

The fair values for factored accounts receivable are estimated using a discounted cash flow analysis using yield rates computed on transactions with similar arrangements.

Stock in Federal Home Loan Bank of Atlanta

The fair value FHLB stock approximates carrying value, based on the redemption provisions of the Federal Home Loan Bank.

Bank Owned Life Insurance

The investment in bank owned life insurance represents the cash value of the policies at December 31, 2004 and 2003. The rates are adjusted annually thereby minimizing market fluctuations.

Deposits

The fair value of non-interest bearing demand, money market, NOW and savings deposits is the amount payable on demand at the reporting date. The fair value of time deposits is estimated based on discounting expected cash flows using the rates currently offered for instruments of similar remaining maturities.

Borrowings

The fair values are based on discounting expected cash flows at the interest rate for debt with the same or similar remaining maturities and collateral requirements.

Financial Instruments with Off-Balance Sheet Risk

With regard to financial instruments with off-balance sheet risk discussed in Note K, it is not practicable to estimate the fair value of future financing commitments.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE N - DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

Financial Instruments with Off-Balance Sheet Risk (Continued)

The carrying amounts and estimated fair values of the Company’s financial instruments, none of which are held for trading purposes, are as follows at December 31, 2004 and 2003:

	2004		2003
	Carrying value	Estimated fair value	Carrying value	Estimated fair value
	(Dollars in thousands)
Financial assets:
Cash and due from banks	$19,337	$19,337	$16,328	$16,328
Securities available for sale	86,853	86,853	93,956	92,890
Securities held to maturity	4,091	4,273	2,958	3,124
Stock in the Federal Home Loan Bank	3,372	3,372	2,256	2,256
Bank-owned life insurance	9,600	9,600	9,156	9,156
Loans	490,265	491,186	457,276	461,080
Factored accounts receivable	2,876	2,876	3,214	3,214

Financial liabilities:
Deposits	538,229	538,753	497,960	493,071
Borrowings	61,349	61,133	67,555	74,472

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE O - PARENT COMPANY FINANCIAL DATA

The following is a summary of the condensed financial statements of Integrity Financial Corporation as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002:

Condensed Balance Sheets

December 31, 2004 and 2003

	2004	2003
	(Dollars in thousands)
Assets
Cash and due from banks	$—	$1,077
Investment in subsidiaries	69,790	67,863
Bank premises and equipment	3,031	3,304
Other assets	571	1,399

Total assets	$73,392	$73,643

Liabilities and Stockholders’ Equity
Liabilities:
Other liabilities	$329	$520
Junior subordinated debentures	10,310	10,310

Total liabilities	10,639	10,830

Stockholders’ equity:
Common stock	4,893	4,735
Additional paid in capital	59,709	58,805
Treasury stock	(3,893)	(2,692)
Retained earnings, substantially restricted	2,034	1,268
Accumulated other comprehensive income	10	697

Total stockholders’ equity	62,753	62,813

Total liabilities and stockholders’ equity	$73,392	$73,643

Condensed Statements of Operations

Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002
	(Dollars in thousands)
Equity in earnings of subsidiaries	$2,614	$4,992	$4,153
Other income	3,565	2,125	232
Interest expense	(593)	(589)	(18)
Compensation and employee benefit	(1,741)	(662)	—
Occupancy and equipment	(892)	(119)	(7)
Professional fees	(528)	(362)	(110)
Stationery, printing and supplies	(116)	(33)	(3)
Advertising and business promotion	(196)	(226)	(139)
Other expense	(1,151)	(596)	(186)
Income tax benefit	552	184	68

Net income	$1,514	$4,714	$3,990

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE O - PARENT COMPANY FINANCIAL DATA (Continued)

Condensed Statements of Cash Flows

Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002
	(Dollars in thousands)
Cash Flows from Operating Activities:
Net income	$1,514	$4,714	$3,990
Depreciation	402	(67)	—
Equity in earnings of subsidiaries	(2,614)	(4,992)	(4,153)
(Increase) decrease in other assets	829	(1,395)	(307)
Increase (decrease) in other liabilities	(192)	558	12

Net cash used by operating activities	(61)	(1,182)	(458)

Cash Flows from Investing Activities:
Purchases of premises and equipment	(129)	(1,911)	(371)
Investment in subsidiaries	—	(1,000)	1,700
Proceeds from subsidiary stock purchase	—	4,590	—
Net cash paid in acquisition of Community Bancshares	—	—	(7,413)

Net cash provided (used) by investing activities	(129)	1,679	(6,084)

Cash Flows from Financing Activities:
Junior subordinated debentures issued to subsidiaries	—	300	9,700
Cash paid for dividends	(747)	(662)	(384)
Cash paid for fractional shares	—	(12)	(7)
Purchase of treasury stock	(1,201)	(1,499)	(1,192)
Proceeds from issuance of common stock	1,062	524	307

Net cash provided (used) by financing activities	(886)	(1,349)	8,424

Increase in cash and cash equivalents	(1,076)	(852)	1,882

Cash and cash equivalents, beginning	1,076	1,928	46

Cash and cash equivalents, ending	$—	$1,076	$1,928

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE P - ACQUISITION OF COMMUNITY BANCSHARES, INC.

On December 31, 2002, the Company acquired Community Bancshares, Inc. (“Community”) in Wilkesboro, North Carolina, the holding company for Northwestern National Bank (“Northwestern”) and Community Mortgage Corporation (“Community Mortgage”). The Company’s board of directors believed that the merger was in the best interests of Integrity (formally United Community) and its shareholders because it presented an important opportunity for the Company to increase shareholder value through growth by acquiring a profitable, well-managed financial institution in a market that is a logical expansion for Integrity’s subsidiary bank, Catawba Valley Bank. Northwestern was originally charted in 1992, and its market area consists of the communities in the counties of Wilkes, Watauga, Alexander, and Ashe. Northwestern is primarily engaged in the business of obtaining deposits and providing commercial, consumer and real estate loans. Community Mortgage is engaged in mortgage related activities.

Each Community share of common stock was exchanged for 1.2575 shares of Integrity Financial Corporation common stock or $21.00, or in a combination of 70% Integrity common stock and 30% cash. The Company acquired one hundred percent of Community’s common shares. As a result of the acquisition, the Company issued 1,465,454 shares of its common stock valued at $16.70. The total purchase price of $36.2 million consisted of $10.7 million in cash, $24.5 million in common stock, and $1.0 million in vested options issued in exchange for outstanding options of Community. The transaction was accounted for under the purchase method and was intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

The following table summarizes the estimated fair values of assets acquired and liabilities assumed at December 31, 2002 (dollars in thousands):

Loans	$116,391
Investment securities	19,509
Premises and equipment	4,237
Goodwill	16,549
Other intangible assets	2,699
Other assets	6,035
Deposits	(121,719)
Borrowings	(5,856)
Other liabilities	(1,596)

Net assets acquired	$36,249

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE P - ACQUISITION OF COMMUNITY BANCSHARES, INC. (Continued)

The following table reflects the pro forma combined results of operations of the Company and Community for 2002. The pro-forma information below is not necessarily indicative of the results of operations that would have resulted had the merger been completed at the beginning of the applicable periods presented, nor is it necessarily indicative of the results of operations in future periods (dollars in thousands).

2002
Net interest income	$16,778
Net Income	4,063

Net income per common share:
Basic	$0.96
Diluted	0.93

The pro forma combined results of operations above for 2002, includes non-recurring expenses net of tax of approximately $436,000. These expenses consisted of professional fees and compensation paid to Community’s chief executive officer.

NOTE Q - SUPPLEMENTAL DISCLOSURE FOR STATEMENT OF CASH FLOWS

	2004	2003	2002
Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Interest	$12,756,228	$11,766,551	$8,980,298
Income taxes	663,399	2,226,567	2,563,735

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE R - SUPPLEMENTAL DISCLOSURE FOR STATEMENT OF CASH FLOWS

	2004	2003	2002
Supplemental Disclosure of Noncash Investing and Financing Activities:
Transfer of loans to foreclosed real estate	$2,904,473	$1,688,974	$686,541
Change in unrealized gain on available-for-sale securities, net of tax	(716,476)	(534,378)	638,150
Common stock distributed as a dividend:
Common stock	$—	$413,914	$—
Additional paid in capital	—	7,264,191	—

Fair value of stock dividend	$—	$7,678,105	$—

Transfer of securities classified as available for sale to held to maturity	$—	$2,758,300	$—
Tax benefit for the exercise of non-qualified options	243,664	50,416	—
Adjustment to goodwill and to other assets regarding the Community Bancshares acquisition	—	220,316	—

Acquisition of Community Bancshares and Branch facility in 2002:

	Community Bancshares	Branch
Assets acquired:
Cash	$3,344,327	$103,487
Investment securities	19,509,133	—
Loans, net	116,390,665	2,592,827
Factored accounts receivable	800,405	—
Stock in the Federal Home Loan Bank	531,800	—
Foreclosed real estate	95,697	—
Premises and equipment	4,237,041	27,064
Goodwill	16,549,362	468,111
Other intangible assets	2,699,188	99,924
Other assets	1,262,903	365

Total assets acquired	165,420,521	3,291,778

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE R - SUPPLEMENTAL DISCLOSURE FOR STATEMENT OF CASH FLOWS (Continued)

	Community Bancshares	Branch
Liabilities assumed:
Deposits	$121,718,787	$5,710,644
Federal Home Loan Bank advances	5,630,363	—
Securities sold under agreement to repurchase	225,503	—
Other liabilities	1,596,382	2,493

Total liabilities assumed	129,171,035	5,713,137

Equity adjustment	25,492,010	—

Cash consideration paid (received)	$10,757,476	$(2,421,359)

Net cash paid (received) in acquisition	$7,413,149	$(2,524,846)

NOTE S - QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

The following table sets forth, for the periods indicated, selected information from our consolidated quarterly financial information. This information is derived from our unaudited financial statements, which include, in the opinion of management, all normal recurring adjustments which management considers necessary for a fair presentation of the results for such periods.

	Year Ended December 31, 2004
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	(In thousands, except per share data)
Interest income	$8,937	$8,924	$7,563	$7,493
Interest expense	3,207	3,389	2,821	2,871

Net interest income	5,730	5,535	4,742	4,622
Provision for loan losses	1,337	4,485	331	305

Net interest income after provision for loan losses	4,393	1,050	4,411	4,317
Non-interest income	1,155	1,047	1,462	1,611
Non-interest expense	5,442	4,042	3,973	4,306

Income before income taxes	106	(1,945)	1,900	1,622
Income taxes	(86)	(823)	574	504

Net income	$192	$(1,122)	$1,326	$1,118

Net income per share:
Basic	$0.04	$(0.24)	$0.29	$0.24
Diluted	0.04	(0.23)	0.27	0.23

Common stock:
Price:
High	$20.75	$19.00	$18.00	$18.00
Low	18.50	17.15	16.63	14.00

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE S - QUARTERLY FINANCIAL INFORMATION (UNAUDITED) (Continued)

	Year Ended December 31, 2003
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	(In thousands, except per share data)
Interest income	$7,406	$7,285	$7,349	$7,395
Interest expense	2,877	2,932	2,955	3,020

Net interest income	4,529	4,353	4,394	4,375
Provision for loan losses	338	262	203	307

Net interest income after provision for loan losses	4,191	4,091	4,191	4,068
Non-interest income	1,148	1,813	1,835	1,575
Non-interest expense	3,974	4,132	3,985	3,785

Income before income taxes	1,365	1,772	2,041	1,858
Income taxes	345	611	702	664

Net income	$1,020	$1,161	$1,339	$1,194

Net income per share:
Basic	$.22	$.25	$.30	$.26
Diluted	.22	.24	.29	.25
Common stock:
Price:
High	$20.55	$18.54	$17.70	$18.18
Low	18.18	16.72	16.34	14.09